Investor Presentation November/December 2017 Exhibit 99.1

2 Forward Looking Statements Certain statements in this presentation may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact, are based on certain assumptions as of the time they are made, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of Union Bankshares Corporation (“Union” or “UBSH”) or its management about future events. Such statements include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings and enhanced revenues as well as other statements regarding the merger. Although Union believes that its expectations with respect to forward- looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of Union will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including but not limited to: (1) the businesses of Union and Xenith Bankshares, Inc. may not be integrated successfully or such integration may be more difficult, time- consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the merger; (5) the ability to complete the merger on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, tax rates, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and (7) other risk factors detailed from time to time in filings made by Union with the Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date they are made and Union undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Company Snapshot 3 Overview Branch Map • Shares listed under “UBSH” on NASDAQ • Headquartered in Richmond, VA • 100+ years of banking history • 111 branches across more than 50 counties and 10 MSAs throughout Virginia - Only Virginia-based bank with a statewide footprint - Largest community banking organization headquartered in Virginia Financial Highlights as of 9/30/2017 Market data as of September 30, 2017 Source: SNL Financial UBSH (111) ($ Millions) Total Assets $9,029.4 Total Loans Held For Investment 6,898.7 Total Deposits 6,881.8 Shareholders' Equity 1,041.4 Market Capitalization 1,543.6 Capital Ratios Tier 1 Common Capital (CET1) 9.40% Tier 1 Leverage 9.52% Tier 1 Capital 10.56% Total Capital 12.94% Tangible Common Equity / Tangible Assets 8.34%

Diversity Supports Growth in Virginia 4 • State Capital, Fortune 500 headquarters (6), VCU & VCU Medical Center Richmond • Defense and security contractors, Health care, Real Estate development Fredericksburg • University of Virginia & Medical College, High-tech, Real Estate development Charlottesville • Nation’s Capital, High-Tech Defense/Military, Associations Northern Virginia • Military, Shipbuilding, Fortune 500 headquarters (3) Virginia Beach - Norfolk • Virginia Tech, Health care, Fortune 500 headquarters (1) Roanoke - Blacksburg

Union Bank & Trust Key Statistics • 111 (-10 in 2016; -3 YTD 2017) Branches • 1,322 Full Time Equivalent • 57 Commercial Bankers • $6.90 billion Loans • $6.88 billion Deposits • 180+ thousand Consumer Households 5 Union is the only Virginia-based bank with a statewide footprint

Largest Community Bank Headquartered in Virginia

Deposit Market Share – Virginia

Rank	Company	Parent City, State	Total Active Branches	Total Deposits 2017 ($000)	Total Deposit Market Share 2017 (%)	YoY Deposit Growth 2017 (%)
1	Wells Fargo & Co.	San Francisco, CA	283	38,959,059	19.56	1.67
2	Bank of America Corp.	Charlotte, NC	132	28,545,160	14.33	11.55
3	BB&T Corp.	Winston-Salem, NC	344	23,236,086	11.67	4.04
4	SunTrust Banks Inc.	Atlanta, GA	193	19,526,606	9.81	5.25
5	Capital One Financial Corp.	McLean, VA	57	16,732,557	8.40	22.83
**	**Union Bankshares Corp.**	**Richmond, VA**	**143**	**8,901,714**	**4.47**	
6	United Bankshares Inc.	Charleston, WV	74	7,062,429	3.55	10.15
7	**Union Bankshares Corp.**	**Richmond, VA**	**112**	**6,770,565**	**3.40**	**14.67**
8	TowneBank	Portsmouth, VA	32	6,092,824	3.06	9.02
9	PNC Financial Services Group Inc.	Pittsburgh, PA	96	3,833,114	1.92	14.10
10	Carter Bank & Trust	Martinsville, VA	88	3,431,839	1.72	(13.07)
11	Burke & Herbert Bank & Trust Co.	Alexandria, VA	25	2,342,964	1.18	3.58
12	Access National Corp.	Reston. VA	18	2,201,088	1.11	6.61
13	Xenith Bankshares Inc.	Richmond, VA	31	2,131,149	1.07	8.46
14	First Citizens BancShares Inc.	Raleigh, NC	46	1,770,065	0.89	5.80
15	Southern National Bancorp of Virginia Inc.	McLean, VA	41	1,720,703	0.86	12.21
16	Toronto-Dominion Bank	Toronto	22	1,624,479	0.82	13.71
17	Citigroup Inc.	New York, NY	6	1,440,000	0.72	(15.39)
18	First Bancorp Inc.	Lebanon, VA	20	1,242,759	0.62	6.79
19	WashingtonFirst Bankshares Inc.	Reston, VA	12	1,193,126	0.60	13.26
20	C&F Financial Corp.	Toano, VA	25	1,128,799	0.57	4.66
	Other Market Participants (98)		***722***	***28,152,470***	***14.14***	***9.98***
	Market Total		***2,379***	***199,137,841***	***100.00***	***7.56***

** pro forma for Xenith Acquisition

Source: SNL Financial; Deposit data as of 6/30/2017

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MSA Market Share Rank Company Deposits Total Market Deposits Market Share Roanoke Deposits: $427 mm Market Tot.: $7.5 bn Mkt. Share: 5.7% Rank: #6 Branches: 8 Staunton / Harrisonburg Rank: #2 Deposits: $560 mm Market Tot.: $4.0 bn Mkt. Share: 14.1% Branches: 11 Blacksburg Rank: #2 Deposits: $646 mm Market Tot.: $3.2 bn Mkt. Share: 20.5% Branches: 9 Charlottesville Rank: #5 Deposits: $497 mm Market Tot.: $4.9 bn Mkt. Share: 10.2% Branches: 8 Richmond Rank: #5 Deposits: $2.0 bn Market Tot.: $36.5 bn Mkt. Share: 5.5% Branches: 31 Winchester/ Culpeper Rank: #3 Deposits: $613 mm Market Tot.: $3.7 bn Mkt. Share: 16.8% Branches: 9 Fredericksburg Rank: #1 Deposits: $997mm Market Tot.: $4.2 bn Mkt. Share: 23.5% Branches: 13 Statewide Rank: #7 Deposits: $6.7bn Market Tot.: $209bn Mkt. Share: 3.7% Branches: 112 Strong Presence Across All Major Virginia Markets Northern Neck Rank: #2 Deposits: $335mm Market Tot.: $1.7 bn Mkt. Share: 20.0% Branches: 9 Virginia Beach Rank: #14 Deposits: $175mm Market Tot.: $24.9 bn Mkt. Share: 0.7% Branches: 5 Source: SNL Financial; Branch and Deposit data as of 6/30/2017; Fredericksburg market defined as Caroline, Fredericksburg City, King George, Spotsylvania, & Stafford counties; all other markets per MSA definitions in SNL Financial 7

Third Quarter Financial Highlights • $21.3 million, or $0.49 per share • +$1.0 million, or $0.03 per share from Q2 Net Operating Income • +127.2 million or 7.5% (annualized) from Q2 Loan Growth • $117.4 million, or 6.9% (annualized) from Q2 Deposit Growth • 0.94%; +1 bps from Q2 Operating ROA • 11.70%; +22 bps from Q2 Operating ROTCE • 62.12%; 163 bps lower than Q2 Operating Efficiency Ratio (FTE) 8

Year-to-Date Financial Highlights • $60.8 million, or $1.39 per share • +$4.1 million, or $0.10 per share from 2016 Net Operating Income • +749.8 million or 12% from 2016 Loan Growth • $623.3 million, or 10% from 2016 Deposit Growth • 0.93%; -2 bps from 2016 Operating ROA • 11.47%; +22 bps from 2016 Operating ROTCE • 63.69%; 113 bps lower than 2016 Operating Efficiency Ratio (FTE) 9

Balance Sheet Trends 10 $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 $8,000,000 $9,000,000 $10,000,000 2012 2013 2014 2015 2016 3Q2017 $4,096 $4,177 $7,359 $7,694 $8,427 $9,029 Assets ($M) $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 2012 2013 2014 2015 2016 3Q2017 $3,298 $3,237 $5,639 $5,964 $6,379 $6,882 Deposits ($M) $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 2012 2013 2014 2015 2016 3Q2017 $2,967 $3,039 $5,346 $5,671 $6,307 $6,899 Loans ($M)

Capital Management 11 • Quarterly Dividend of $0.21/share; 2.4% dividend yield*; 35-45% Dividend Payout Target; raised $0.01 in Q4 2017 Dividend Increases • Repurchased 5.8 million shares since 2012, including ~1.4 million in 2016 Share Repurchases • In 2016, issued $150 million Fixed to Floating subordinated notes due in 2026 Subordinated Debt Issue *October 26, 2017 closing price of $34.95 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% 2013 2014 2015 2016 3Q2017 14.16% 13.38% 12.46% 13.56% 12.94% 8.93% 9.27% 9.20% 8.41% 8.34% Total capital ratio Tangible Equity/Tangible Assets

Profitability Ratios and Income Trends * excludes after-tax acquisition expenses and acquisition accounting impact 12 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 2013* 2014* 2015* 2016* 1Q17* 2Q17* 3Q17* 0.90% 0.91% 0.90% 0.96% 0.92% 0.93% 0.94% Operating Return on Average Assets (ROA) 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 2013* 2014* 2015* 2016* 1Q17* 2Q17* 3Q17* 10.05% 10.13% 10.00% 11.45% 11.20% 11.48% 11.70% Operating Return on Tangible Common Equity (ROTCE) $0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 2013* 2014* 2015* 2016* YTD2017* $36,408 $65,888 $67,079 $77,476 $60,757 Operating Net Income ($) 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 2013 2014 2015 2016 1Q2017 2Q2017 3Q2017 4.22% 4.09% 3.89% 3.80% 3.66% 3.62% 3.59% Net Interest Margin

Top-Tier Financial Performance Focus • Union is committed to achieving top tier financial performance and providing our shareholders with above average returns on their investment • Key financial performance metrics benchmarked against top quartile peers • Top Tier Financial Performance targets: 13 Financial Performance Metric Union Targets Return on Assets 1.1% - 1.3% Return on Tangible Common Equity 13% - 15% Efficiency Ratio < 60%

2017 Outlook • Expect stable economy in Virginia footprint Economy • Low double digit Loan Growth • Flattish with downward bias of 1 to 2 bps assuming current flat rate curve environment persists Net Interest Margin • Expect improvement in return on assets, return on tangible common equity and efficiency ratio vs. 2016 Key Financial Metrics 14

2017 Priorities 15 • Loan portfolio • Revenue streams Diversification • Pace loan growth with deposit growth • Target 95% loan to deposit ratio over time Core Funding • Drive efficiency ratio <60% • More revenue + lower cost structure Efficiency • Finalize preparations in 2017 $10 billion asset crossing “We would love to continue to increase density in Virginia, particularly in some of the larger markets where we have a presence, but are not as dense as we would like to be. A good example would be the Greater Hampton Roads, second most populous area of Virginia.” - John C. Asbury, President & CEO, Q4 ’16 Earnings Call

Value Proposition • Statewide branch footprint is a competitive advantage and brings a unique franchise value Scale • Balance sheet and Capital levels Strength • Organic and acquisition opportunities Growth • Committed to top-tier financial performance Opportunity • Solid dividend yield and payout ratio with earnings upside Shareholder 16

Merger Details

 Solidifies position as Virginia’s preeminent community bank with ~$12 billion in pro forma assets  Provides breadth and depth across Virginia, including significant expansion in the attractive Hampton Roads market  Leverages Xenith’s C&I expertise throughout the combined footprint Transaction Highlights  Attractive commercial lending expertise  Strong core deposit base  Compatible cultures with similar strategies and community focus  Efficiently crosses $10 billion in assets with positive operating leverage  Immediately accretive to EPS in 2018  Immediately accretive to tangible book value with no earnback period  Transaction metrics remain attractive under a lower federal corporate tax rate  Comprehensive due diligence and integration planning process  Strong understanding of markets and credit culture  Readiness to cross $10 billion in assets Strategically Compelling Builds Upon Strengths Financially Attractive Low Risk 18

FINANCIAL HIGHLIGHTS Headquarters Richmond, VA Year Established 1987 Branches 42 CEO (Age) T. Gaylon Layfield III (65) Total Assets $3,199 Total Loans 2,357 Deposits 2,620 Loans / Deposits 90.0 % ROAA 0.70 % Net Interest Margin 3.45 Efficiency Ratio 67.8 NPAs / Assets 1.82 % Reserves / NPLs 34.4 Reserves / Loans 0.78 Tang. Com. Equity / Tang. Assets 13.89 % Leverage Ratio 11.17 CET1 Ratio 12.76 Tier 1 Capital Ratio 12.86 Total Capital Ratio 13.85 C&D / Total Bank Capital 77 % CRE / Total Bank Capital 250 Overview of Xenith Bankshares, Inc. Dollars in millions Source: SNL Financial Data as of or for the three months ended 3/31/17 • Headquartered in Richmond, Virginia with 42 branches across Virginia, Maryland, North Carolina and the greater Washington, D.C. area • 5th largest bank by assets headquartered in Virginia • In July 2016 legacy Hampton Roads Bankshares closed the acquisition of $1.1 billion legacy Xenith Bankshares. The combined entity assumed the Xenith name with many legacy Xenith executive management maintaining their leadership roles Key Franchise Facts XBKS (42) 19

Our Combined Company Note: Financial data as of 3/31/2017 Dollars in billions (1) Excludes purchase accounting adjustments (2) Regional bank defined as having less than $50 billion in assets UBSH (113) XBKS (42) Pro Forma Branch Footprint Pro Forma Highlights(1)  #1 pro forma Regional Bank deposit market share ranking in Virginia (2)  Accelerates growth in attractive Hampton Roads market  Expands Union’s retail footprint into North Carolina and Maryland  Leverages Xenith’s C&I expertise throughout Union’s markets  Increased scale – serving a larger, diversified client base  Added convenience and wider product and service offerings for customers Assets $11.9B Loans $8.9B Deposits $9.2B Branches 155 20

Enhanced Presence in Key Markets

Virginia

Rank	Institution	Deposits ($mm)	Market Share	Branches
1	Wells Fargo & Co.	$38,613	20.32 %	284
2	Bank of America Corp.	26,154	13.76	130
3	BB&T Corp.	22,631	11.91	344
4	SunTrust Banks Inc.	19,015	10.01	193
5	Capital One Financial Corp.	14,812	7.79	59
	Pro Forma	**8,105**	**4.26**	**143**
6	United Bankshares Inc.	7,090	3.73	73
7	**Union Bankshares Corp.**	**6,102**	**3.21**	**113**
8	TowneBank	5,704	3.00	32
9	Carter Bank & Trust	3,948	2.08	88
10	PNC Financial Services Group Inc.	3,479	1.83	96
13	**Xenith Bankshares Inc.**	**2,003**	**1.05**	**30**

Virginia Beach-Norfolk-Newport News, VA-NC MSA

Rank	Institution	Deposits ($mm)	Market Share	Branches
1	TowneBank	$5,133	21.51 %	26
2	Wells Fargo & Co.	4,713	19.75	52
3	SunTrust Banks Inc.	3,887	16.29	36
4	BB&T Corp.	3,120	13.07	47
5	Bank of America Corp.	2,855	11.96	32
	Pro Forma	**1,080**	**4.52**	**26**
6	**Xenith Bankshares Inc.**	**922**	**3.86**	**21**
7	Old Point Financial Corp.	729	3.06	20
8	Southern BancShares (N.C.) Inc.	459	1.92	11
9	PNC Financial Services Group Inc.	389	1.63	11
10	Chesapeake Financial Shares Inc.	331	1.39	8
14	**Union Bankshares Corp.**	**157**	**0.66**	**5**

Richmond, VA MSA

Rank	Institution	Deposits ($mm)	Market Share	Branches
1	Bank of America Corp.	$12,320	35.60 %	23
2	Wells Fargo & Co.	6,754	19.52	62
3	SunTrust Banks Inc.	4,434	12.81	39
4	BB&T Corp.	3,200	9.25	40
	Pro Forma	**2,502**	**7.23**	**36**
5	**Union Bankshares Corp.**	**1,827**	**5.28**	**32**
6	C&F Financial Corp.	776	2.24	17
7	TowneBank	735	2.12	9
8	**Xenith Bankshares Inc.**	**675**	**1.95**	**4**
9	South State Corp.	542	1.57	8
10	Community Bankers Trust Corp.	519	1.50	10

Source: SNL Financial
Deposit data as of 6/30/16; pro forma for announced transactions as of 5/22/17

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Builds Presence in Key Markets

	Market	Market		Demographics					Deposits (1)			
									UBSH	XBKS	Pro Forma	
	Market	UBSH	XBKS	2017 Population	'17-'22 Population Growth (%)	2022 Proj. Household Income ($)	Gross Domestic Product (2) ($bn)	Number of Businesses	Deposits ($mm)	Deposits ($mm)	Deposits ($mm)	Market Share (%)
Shared	Washington, D.C.	✓	✓	6,203,724	5.5%	$95,629	$491.0	219,675	$1,166.5	$174.8	$1,341.3	0.7%
Shared	Virginia Beach, VA	✓	✓	1,743,468	3.5	63,930	95.7	58,790	157.4	922.2	1,079.6	4.5
Shared	Richmond, VA	✓	✓	1,285,883	4.6	67,686	74.1	46,613	1,827.3	674.5	2,501.8	7.2
XBKS	Raleigh, NC		✓	1,305,052	8.2%	$70,453	$75.8	45,485	--	$67.9	$67.9	0.3%
XBKS	Salisbury, MD		✓	402,439	5.2	63,679	16.1	17,569	--	127.1	127.1	1.8
XBKS	Elizabeth City, NC		✓	63,536	1.3	51,437	NA	2,523	--	248.3	248.3	30.6
XBKS	Kill Devil Hills, NC		✓	40,288	4.4	61,158	NA	3,648	--	54.1	54.1	4.8
UBSH	Roanoke, VA	✓		316,013	2.7%	$55,867	$14.5	13,288	$378.4	--	$378.4	5.2%
UBSH	Lynchburg, VA	✓		262,137	3.4	53,020	9.3	9,151	180.3	--	180.3	3.8
UBSH	Charlottesville, VA	✓		233,423	4.7	67,126	12.2	10,643	446.7	--	446.7	9.9
UBSH	Blacksburg, VA	✓		183,199	2.9	48,740	6.7	6,059	614.5	--	614.5	20.6
UBSH	Winchester, VA	✓		135,021	3.8	58,405	5.9	5,416	91.8	--	91.8	3.7
UBSH	Harrisonburg, VA	✓		133,374	4.6	54,686	7.4	4,615	128.2	--	128.2	6.0
UBSH	Staunton, VA	✓		121,226	2.7	54,245	5.0	4,417	368.4	--	368.4	25.1

Source: SNL Financial; Bureau of Economic Analysis
(1) Deposits and deposit market share data is as of 6/30/2016
(2) GDP is for the year ended 12/31/2015

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Hampton Roads Market Highlights Source: SNL Financial; Hampton Roads Chamber of Commerce; Hampton Roads Economic Development Alliance (1) Includes companies in the Virginia Beach MSA with NAICs as Healthcare and Social Assistance, Wholesale Trade, Manufacturing or Transportation and Warehousing. Demographics Hampton Roads Market Overview  The Hampton Roads market is roughly defined as the Virginia Beach Metropolitan Statistical Area (MSA)  It is recognized as the 33rd largest MSA in the United States, eighth largest metro area in the Southeast United States and the second largest between Atlanta and Washington, DC  It is the second largest in Virginia, with a total population of 1.7 million people  It is a vibrant, Mid-Atlantic region with a skilled workforce, world- class port facilities and a diverse economy  The region boasts presence of 155+ international companies, a 50 foot shipping channel and 128 million consumers within one day’s drive  120,000 active duty, reserve and civilian military / defense personnel and 838,400 person civilian labor force, 91% with a high school diploma or higher  Home to three Fortune 500 Corporations  Hampton Roads is the mid-Atlantic leader in U.S. waterborne foreign commerce and is ranked second nationally behind the Port of South Louisiana based on export tonnage  Total C&I businesses (1): 9,126 3.5% 5.9% 4.2% 4.4% 3.8% 7.3% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% Projected Population Growth 2017 - 2022 (%) Projected Median HHI Growth 2017 - 2022 (%) Virginia Beach MSA Virginia United States Companies Headquartered in the Area 23

Achieves 2017 Priorities for Union • Lowers CRE concentration and increases C&I portfolio • Adds dedicated C&I team in Northern Virginia and significant C&I opportunity in Hampton Roads and Raleigh • Lowers loan to deposit ratio to 97% • Adds meaningful retail presence in Hampton Roads • Expands commercial deposit base and opportunity • Efficiency ratio expected to be below 60% after cost savings are realized • Efficiently crosses from a financial perspective • Infrastructure build out substantially complete Diversification Core Funding Efficiency $10 billion Asset Crossing • Loan portfolio • Revenue streams • Pace loan growth with deposit growth • Target 95% loan to deposit ratio over time • Drive efficiency ratio to <60% • More revenue + lower cost structure • Finalize preparations in 2017 24

Consideration(2) Pro Forma Ownership Executive Management Board of Directors Anticipated Close Transaction Structure and Key Terms Note: Financial data as of 3/31/2017, unless otherwise noted Dollars in millions (1) Combined represents the sum of UBSH and XBKS data and excludes any purchase accounting marks or merger adjustments (2) Based upon closing prices as of 5/19/2017 Combined(1) Total assets $8,670 $3,199 $11,869 Loans held for investment 6,554 2,357 8,911 Total deposits 6,617 2,620 9,237 Market capitalization (2) 1,378 621 1,999 Branches 113 42 155 • $701 million in diluted transaction value • Fixed exchange ratio of 0.9354x of a share of UBSH for each share of XBKS common stock • 100% stock • Outstanding in-the-money options and U.S. Treasury warrants to be cashed out at closing • Remaining in-the-money warrants to be converted into UBSH warrants at closing • 67% UBSH / 33% XBKS • John C. Asbury – President & Chief Executive Officer • T. Gaylon Layfield – Executive Vice Chairman (for a transitional period) • Robert M. Gorman – Executive Vice President and Chief Financial Officer • Two Xenith representatives to join the combined company board of directors • First quarter of 2018, subject to customary regulatory and shareholder approvals 25

Key Assumptions Cost Savings Credit Mark  Gross loan credit mark of approximately 1.5%, or $37 million  Expected to be approximately $28 million pre-tax (fully phased-in) − ~40% of XBKS’ 2018 estimated noninterest expense − 80% realized in 2018, 100% annually thereafter Merger & Integration Costs  Expected to be approximately $33 million after-tax $10 Billion Crossing Impact  Pre-tax impact ~$11 million annualized, beginning third quarter 2019 Other Adjustments  Core deposit intangible of 1.50% ($26 million) assumed on non-time deposits, amortized sum- of-years’-digits over 10 years  Borrowings write-up of $9 million Deferred Tax Asset  No write-down of deferred tax asset required under current federal corporate tax rate of 35%  Under a 25% federal corporate tax rate the deferred tax asset would be written down by ~$42 million Revenue Enhancements  Identified revenue opportunities, but none assumed in financial model Federal Corporate Tax Rate  35% 26 pro forma for announced transactions as of 5/22/17

Estimated Pro Forma Financial Metrics (1) Estimated financial impact is presented solely for illustrative purposes using mean analyst estimates. Includes purchase accounting marks and deal related expenses (2) Projected bank level total capital Key Transaction Impacts to UBSH (1) 2018E & 2019E EPS Accretion IRR Initial Tangible Book Value Impact Tangible Book Value Earnback Period Capital Ratios TCE/ TA Leverage Ratio Common Equity Tier 1 Ratio Tier 1 Ratio Total Risk-Based Ratio Loan Concentration Ratios (2) C&D / Total Capital CRE / Total Capital Accretive > 20% Accretive None 9.2% 9.6% 9.7% 10.8% 12.6% 8.9% 9.5% 9.5% 10.7% 12.5% 8.5% 9.4% 9.3% 10.5% 12.3% 83% 296% 84% 300% 85% 303% Pro Forma at Close 35% Federal Corporate Tax Rate: 25% 15% Mid single-digit > 20% Minimal Dilution 2.00 years Mid single-digit > 20% Mid single-digit Dilution 3.75 years 35% Federal Corporate Tax Rate: 25% 15% 27

Comprehensive Due Diligence and Preparation Deferred Tax Asset  Tax advisors completed thorough analysis on Xenith’s $154.9 million deferred tax asset ‒ Expect no impairment of Xenith’s deferred tax asset due to Section 382 ‒ Anticipate up to $42 million write-off under an assumed federal tax rate of 25% Thorough Due Diligence Process  Engaged third party resources for Credit, Tax and Legal diligence  Credit diligence ‒ Reviewed 50% of all outstanding commercial loan balances ‒ Reviewed 74% of all commercial loans risk-graded special mention or worse ‒ Reviewed 78% of all commercial classified loan balances  Additional diligence in areas of ‒ Retail / marketing strategy ‒ Commercial segment ‒ Marine finance ‒ Finance / accounting Crossing $10 Billion  Union has been preparing to cross $10 billion in assets since 2014  Merger will help defray the incremental regulatory expenses over a larger earnings and asset base  Expect Durbin impact on interchange fees starting July 1, 2019  Expect first DFAST submission by July 31, 2019 ‒ Risk management ‒ IT / bank operations ‒ Human resources Capital Plan  Pro forma company to remain “well capitalized”  C&D and CRE loan concentration ratios anticipated to remain in-line with current ratios 28

 Union has been preparing to grow through $10 billion in assets since 2014 − Union has invested approximately $5 million pre-tax annual run rate in people, systems and infrastructure in IT, Enterprise Risk and DFAST (Dodd Frank Stress Test) − Accelerates Union’s growth over $10 billion in assets by one year  Organic growth: Mid 2019  With this transaction closing: Q1 2018 − Based on a Q1 2018 closing of the transaction, Union expects its reporting timeline to be as follows:  “As-of” date for first stress test December 31, 2018  First stress test reporting date July 31, 2019  First public disclosure October 15-31, 2019  Durbin amendment − The Durbin amendment will limit the combined company’s fees charged to retailers for debit card processing − The limit will go into effect on July 1st following the year in which the combined company reports $10 billion in assets as of December 31st − Based on a Q1 2018 closing of the merger, the combined company expects the impact to begin on July 1, 2019, which is one year earlier than previously expected on a standalone basis Crossing $10 Billion 29

APPENDIX 30

Diversified Loan Portfolio (Union) 31 Source: SNL Financial, Company documents, (1) Other by region includes Indirect Auto, Third Party Consumer Loans and General Ledger adjustments. Loan Composition at September 30, 2017 – $6.899 Billion Portfolio Characteristics Average loan size $148,082 Weighted average maturity 82 months Yield YTD (Tax Equivalent) 4.41% Composition By Type Composition By Region NOO CRE/Total Capital Ratio: 312% ADC/Total Capital: 86% Residential 1-4 Family 15% NOOCRE 30% Owner Occupied CRE 13% C&D 12% Second Mortgages 1% Equity LOC 8% C&I 8% Personal 10% Other 3% Charlottesville, 15.7% Richmond, 27.2% Fredericksburg, 14.3% Northern Neck, 2.8% Hampton Roads, 8.5% Rappahannock, 8.2% Northern Virginia, 3.3% Southwest & Charlotte, 11.0% Other, 9.0%

Commercial Real Estate Portfolio (Union) 32 Source: SNL Financial, Company documents CRE Composition at September 30, 2017 - $3.020 Billion Portfolio Characteristics 10 largest loans 6.6% of CRE portfolio 10 largest loans 2.4% of total loan portfolio Weighted average maturity 60 months Weighted average coupon 4.04% Composition By Type Composition By Region Retail by Type Owner Occupied 30% Retail 14% Office 15% Office Warehouse 9% Hotel, Motel, B&B 7% Special Use 9% Small Mixed Use Building 3% Other 1% Multifamily 12% Charlottesville, 18.3% Richmond, 26.5% Fredericksburg, 14.6% Northern Neck, 0.6% Hampton Roads, 12.4% Rappahannock, 4.3% Northern Virginia, 7.3% Southwest, 8.1% Other, 7.7% Anchored Shopping Center, 16% Non-Anchored Shopping Center, 47% Retail Condos, 1% Stand-Alone Retail Bldgs- Credit Tenant, 17% Stand-Alone Retail Bldgs- Non-Credit Tenant, 19%

Construction and Development Loans (Union) 33 Source: Company documents C&D Composition at September 30, 2017 - $841 million Portfolio Characteristics 10 largest loans 16.6% of C&D portfolio 10 largest loans 2.7% of total loan portfolio Weighted average maturity 22 months Weighted average coupon 4.30% C&D Loans/Total Capital Ratio 86.0% • 39.5% commercial construction, 23.1% residential construction and remainder of portfolio divided between raw land, land development and lots • Most C&D loans have interest reserves • Residential A&D loans must have 50% or more of the lots under contract to close • CRE construction loans must be approved with a UB&T-provided mini-perm Charlottesville 13% Richmond 36% Fredericksburg 16% Northern Neck 1% Hampton Roads 10% Rappahannock 3% Northern Virginia 5% Southwest & Charlotte 5% Corporate 11%

Core Deposit Base (Union) 34 (1) Time deposits greater than $100,000 Note: Minimal exposure to CDARS/ICS deposits Source: SNL Financial, Company documents Deposit Composition at September 30, 2017 - $6.882 Billion Deposit Base Characteristics Average cost of interest bearing deposits 48 basis points Average total cost of deposits 37 basis points 60% Consumer and 40% Commercial #1 deposit market share for Virginia-headquartered banks in Richmond MSA 49% in transactional accounts Non-interest Bearing 22% NOW 27% Money Market 24% Savings 8% Jumbo Time¹ 9% Retail Time 10% Consumer Noninterest Checking 23% Commercial Noninterest Checking 77% Total Noninterest Checking 100% Consumer Interest Checking 55% Commercial Interest Checking 42% Instiutional Interest Checking 3% Total Interest Checking 100% Consumer Money Market 71% Commercial Money Market 24% Public Funds Money Market 5% Total Money Market 100% Consumer and IRA CDs 81% Commercial CDs 16% Institutional / Public Funds CDs 3% Total CDs 100%

C&D 12% 1-4 Family 24% Multifamily 5% Ow ner- Occupied CRE 13% Non Ow ner- Occupied CRE 25% C&I 9% Consumer & Other 11% Pro Forma Loan Portfolio Source: SNL Financial Dollars in millions Data as of or for the three months ended 3/31/2017 (1) Excludes purchase accounting adjustments UBSH XBKS Pro Forma (1) C&D 10% 1-4 Family 17% Multifamily 6% Ow ner- Occupied CRE 11%Non Ow ner- Occupied CRE 18% C&I 21% Consumer & Other 17% C&D 11% 1-4 Family 22% Multifamily 6% Ow ner- Occupied CRE 13% Non Ow ner- Occupied CRE 24% C&I 12% Consumer & Other 12% Yield on Total Loans: 4.29% Yield on Total Loans: 4.59% Total Loans: $6,574 Total Loans: $2,357 Total Loans: $8,931 35

Pro Forma Deposit Composition Source: SNL Financial Dollars in millions Data as of or for the three months ended 3/31/2017 Note: Jumbo time deposits defined as time deposits greater than $250,000 (1) Excludes purchase accounting adjustments UBSH XBKS Pro Forma (1) Demand Deposits 23% NOW Accounts 27% Money Market & Savings 32% Retail Time Deposits 16% Jumbo Time Deposits 3% Demand Deposits 21% NOW Accounts 12% Money Market & Savings 35% Retail Time Deposits 30% Jumbo Time Deposits 3% Cost of Total Deposits: 0.32% Cost of Total Deposits: 0.61% Demand Deposits 22% NOW Accounts 23%Money Market & Savings 33% Retail Time Deposits 20% Jumbo Time Deposits 3% Total Deposits: $6,617 Total Deposits: $2,620 Total Deposits: $9,237 Pro Forma Loans / Deposits: 97% 36

Non-GAAP Measures In reporting the results of the quarter ended September 30, 2017, and in prior periods, the Company has provided supplemental performance measures on a tax-equivalent, tangible, or operating basis. These measures are a supplement to GAAP used to prepare the Company’s financial statements and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP measures may not be comparable to non-GAAP measures of other companies. Net interest income (FTE), which is used in computing net interest margin (FTE), provides valuable additional insight into the net interest margin by adjusting for differences in tax treatment of interest income sources. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations as well as its ability to pay dividends and to engage in various capital management strategies. Tangible common equity is used in the calculation of certain profitability, capital, and per share ratios. These ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. 37

Reconciliation to GAAP 38 Nine Months Ended September 30, September 30, June 30, March 31, (Dollars in thousands) 2017 2017 2017 2017 2016 2015 2014 2013 Net Interest Income & Core Net Interest Income (FTE) Net interest income (GAAP) 206,765$ 71,198$ 68,999$ 66,567$ 265,150$ 251,834$ 255,018$ 151,626$ FTE adjustment 7,836 2,648 2,648 2,540 10,244 9,079 8,127 5,256 Net Interest Income FTE (non-GAAP) 214,601 73,846 71,647 69,107 275,394 260,913 263,145 156,882 Average earning assets $7,922,944 $8,167,919 $7,934,405 $7,660,937 7,249,090$ 6,713,239$ 6,437,681$ 3,716,849$ Net interest margin (GAAP) 3.49% 3.46% 3.49% 3.52% 3.66% 3.75% 3.96% 4.08% Net interest margin (FTE) (non-GAAP) 3.62% 3.59% 3.62% 3.66% 3.80% 3.89% 4.09% 4.22% Year Ended December 31, Net interest income (FTE), which is used in computing net interest margin (FTE), provides valuable additional insight into the net interest margin by adjusting for differences in tax treatment of interest income sources. Three Months Ended

Reconciliation to GAAP

The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations as well as its ability to pay dividends and to engage in various capital management strategies. Tangible common equity is used in the calculation of certain profitability, capital, and per share ratios. These ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses.

(Dollars in thousands)	Nine Months Ended September 30, 2017	Three Months Ended September 30, 2017	Three Months Ended June 30, 2017	Three Months Ended March 31, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013
Tangible Assets								
Ending assets (GAAP)	$ 9,029,436	$ 9,029,436	$ 8,915,187	$ 8,669,920	$8,426,793	$7,693,291	$7,358,643	$4,176,353
Less: Ending intangible assets	314,208	314,208	315,613	317,156	318,793	316,832	325,277	71,380
Ending tangible assets (non-GAAP)	$ 8,715,228	$ 8,715,228	$ 8,599,574	$ 8,352,764	$8,108,000	$7,376,459	$7,033,366	$4,104,973
Tangible Common Equity								
Ending common stockholders' equity (GAAP)	$ 1,041,371	$ 1,041,371	$ 1,030,869	$ 1,015,631	$1,001,032	$ 995,367	$ 977,169	$ 437,810
Less: Ending intangible assets	314,208	314,208	315,613	317,156	318,793	316,832	325,277	71,380
Ending tangible common stockholders' equity (non-GAAP)	$ 727,163	$ 727,163	$ 715,256	$ 698,475	$ 682,239	$ 678,535	$ 651,892	$ 366,430
Average common stockholders' equity (GAAP)	$ 1,024,853	$ 1,037,792	$ 1,026,148	$ 1,010,318	$ 994,785	$ 991,977	$ 983,727	$ 435,635
Less: Average intangible assets	316,375	314,872	316,355	317,934	318,131	320,906	333,495	73,205
Average tangible common stockholders' equity (non-GAAP)	$ 708,478	$ 722,920	$ 709,793	$ 692,384	$ 676,654	$ 671,071	$ 650,232	$ 362,430
ROE (GAAP)	7.53%	7.90%	7.02%	7.68%	7.79%	6.76%	5.30%	7.89%
ROTCE (non-GAAP)	10.90%	11.34%	10.15%	11.20%	11.45%	10.00%	8.02%	9.48%
Common equity to total assets (GAAP)	11.53%	11.53%	11.56%	11.71%	11.88%	12.94%	13.28%	10.48%
Tangible common equity / tangible assets (non-GAAP)	8.34%	8.34%	8.32%	8.36%	8.41%	9.20%	9.27%	8.93%

UNION

39

Reconciliation to GAAP

Operating measures exclude acquisition and conversion costs unrelated to the Company's normal operations. The Company believes these measures are useful to investors as they exclude certain costs resulting from acquisition activity and allow investors to more clearly see the combined economic results of the organization's operations.

(Dollars in thousands, except per share amounts)	Nine Months Ended September 30, 2017	Three Months Ended September 30, 2017	Three Months Ended June 30, 2017	Three Months Ended March 31, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013
Operating Measures								
Net income (GAAP)	$ 57,737	$ 20,658	$ 17,956	$ 19,124	$ 77,476	$ 67,079	$ 52,164	$ 34,366
Acquisition and conversion costs, net of tax	3,020	661	2,358	-	-	-	13,724	2,042
Net operating earnings (non-GAAP)	$ 60,757	$ 21,319	$ 20,314	$ 19,124	$ 77,476	$ 67,079	$ 65,888	$ 36,408
Weighted average common shares outstanding, diluted	43,767,502	43,792,058	43,783,952	43,725,923	43,890,271	45,138,891	46,130,895	25,030,711
Earnings per common share, diluted (GAAP)	$ 1.32	$ 0.47	$ 0.41	$ 0.44	$ 1.77	$ 1.49	$ 1.13	$ 1.37
Operating earnings per common share, diluted (non-GAAP)	$ 1.39	$ 0.49	$ 0.46	$ 0.44	$ 1.77	$ 1.49	$ 1.43	$ 1.45
Average assets (GAAP)	$ 8,730,815	$ 8,973,964	$ 8,747,377	$ 8,465,517	$8,046,305	$7,492,895	$7,250,494	$4,051,850
ROA (GAAP)	0.88%	0.91%	0.82%	0.92%	0.96%	0.90%	0.72%	0.85%
Operating ROA (non-GAAP)	0.93%	0.94%	0.93%	0.92%	0.96%	0.90%	0.91%	0.90%
Average common equity (GAAP)	$ 1,024,853	$ 1,037,792	$ 1,026,148	$ 1,010,318	$ 994,785	$ 991,977	$ 983,727	$ 435,635
ROE (GAAP)	7.53%	7.90%	7.02%	7.68%	7.79%	6.76%	5.30%	7.89%
Operating ROE (non-GAAP)	7.93%	8.15%	7.94%	7.68%	7.79%	6.76%	6.70%	8.36%
Average tangible common equity (non-GAAP)	$ 708,478	$ 722,920	$ 709,793	$ 692,384	$ 676,654	$ 671,071	$ 650,232	$ 362,430
ROTCE (non-GAAP)	10.90%	11.34%	10.15%	11.20%	11.45%	10.00%	8.02%	9.48%
Operating ROTCE (non-GAAP)	11.47%	11.70%	11.48%	11.20%	11.45%	10.00%	10.13%	10.05%
Noninterest expense (GAAP)	$ 174,821	$ 57,496	$ 59,930	$ 57,395	$ 222,703	$ 216,882	$ 238,216	$ 137,047
Less: Acquisition and conversion costs	3,476	732	2,744	-	-	-	20,345	2,132
Operating noninterest expense (non-GAAP)	$ 171,345	$ 56,764	$ 57,186	$ 57,395	$ 222,703	$ 216,882	$ 217,871	$ 134,915
Net interest income (GAAP)	$ 206,765	$ 71,198	$ 68,999	$ 66,567	$ 265,150	$ 251,834	$ 255,018	$ 151,626
Net interest income (FTE) (non-GAAP)	214,601	73,846	71,647	69,107	275,394	260,913	263,145	156,882
Noninterest income (GAAP)	54,430	17,536	18,056	18,839	70,907	65,007	61,287	38,728
Efficiency ratio (GAAP)	66.93%	64.80%	68.84%	67.20%	66.27%	68.45%	75.31%	72.00%
Efficiency ratio (FTE) (non-GAAP)	64.98%	62.92%	66.81%	65.26%	64.31%	66.54%	73.43%	70.06%
Operating efficiency ratio (FTE) (non-GAAP)	63.69%	62.12%	63.75%	65.26%	64.31%	66.54%	67.15%	68.97%

UNION 40